SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                   FORM 8-K/A

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                        Date of Report: October 16, 2001


                           SONIC JET PERFORMANCE, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)


Colorado                           000-22273                 84-1383888
--------                           -----------               ----------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

                 15662 Commerce Lane, Huntington Beach, CA 92649
             -------------------------------------------------------
                                  (New Address)


        Registrant's telephone number, including area code: (714) 895-0944
                                                            --------------

Item 1.     Changes in Control of Registrant

                None.

Item 2.     Acquisition or Disposition of Assets

                None.

Item 3.     Bankruptcy or Receivership

                None.

Item 4.     Changes in Registrant's Certifying Accountant

               Singer Lewak Greenbaum & Goldstein LLP, former CPAs for the Company, was terminated as auditor on September 17, 2001. Michael Johnson & Co., LLC, CPAs of Denver, Colorado were engaged on September 17, 2001 as auditors for Company.

               The Change of Accountants was approved by the Board of Directors. No audit committee exists other than the members of the Board of Directors.

               In connection with audit of the most recent fiscal year and through the date of termination of the accountants, no disagree-ments exist with any former accountant on any matter of account-ing principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with his report to the sub-ject of the disagreement(s). Financial statements for the year 1999 and 2000 audit report contained an opinion as to the going concern uncertainty of the company.

               The 10QSB for the quarter ended March 31, 2001 included a paragraph discussing uncertainties related to continuation of the Registrant as a going concern.

Item 5.     Other Events

                None.

Item 6.     Resignation and Appointment of Directors

                None.

Item 7.     Financial Statements, Pro Forma Financials, & Exhibits

                Financial Statements:

                         None.

                Pro Forma Financial Statements:

                         None.

                Exhibits:

                         16.1   Letter from former auditor
                         16.2   Letter from former auditor
                         16.3   Letter from former auditor
                         23.1   Letter from new auditor

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 16, 2001                     SONIC JET PERFORMANCE, INC.


                                               /s/ Rao Mankal
                                           By: ---------------------------------
                                                Rao Mankal, Secretary